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                                                        EXHIBIT 99.1


                                REVOCABLE PROXY

                      THIS PROXY IS SOLICITED ON BEHALF OF
             THE BOARD OF DIRECTORS OF CENFED FINANCIAL CORPORATION

  The undersigned holder of shares of common stock of CENFED Financial Corporation ("Company") hereby appoints John H. Michel and Robert K. Leishman, or either of them, each with full powers of substitution, to vote all shares of said stock which the undersigned could vote if personally present at the Special Meeting of Stockholders of the Company to be held on April 7, 1998, at 10:30 a.m., California time, at 199 North Lake Avenue, Pasadena, California ("Special Meeting") and at any adjournments or postponements thereof on the matters listed on the reverse side.

  The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders of the Company called for the date indicated herein and the Proxy Statement-Prospectus (the "Proxy Statement-Prospectus") relating to such meeting prior to the signing of this Proxy.

  This revocable proxy will be voted as directed below. In the absence of any direction, this proxy will be voted FOR the proposal set forth below.

  1. Proposal to approve and adopt the Merger Agreement, as described in the Proxy Statement-Prospectus.
                         [_] FOR[_] AGAINST[_] ABSTAIN

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                   (Continued, and to be dated and signed, on the reverse side.)

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(Continued from other side)

  2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Special Meeting of Stockholders or any other adjournments thereof.

                                    NOTE: PLEASE SIGN AS NAME APPEARS HEREON.
                                    JOINT OWNERS SHOULD EACH SIGN. WHEN
                                    SIGNING AS ATTORNEY, EXECUTOR,
                                    ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE
                                    GIVE FULL TITLE AS SUCH.

                                    Date ________________________________, 1998

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